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                           EXHIBIT 5.1

                         February 20, 1998



Realty Income Corporation
220 West Crest Street
Escondido, California 92025

          Re:  Registration Statement on Form S-3
               (Registration No. 333-34311)

Ladies and Gentlemen:

          We have served as Maryland counsel to Realty Income Corporation, a Maryland corporation (the "Company"), in connection with certain matters of Maryland law arising out of the Company's registration statement on Form S-3 (No. 333-34311) (the "Registration Statement") previously declared effective by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"), relating to the proposed public offering of securities of the Company that may be offered and sold by the Company from time to time as set forth in the prospectus which forms a part of the Registration Statement (the "Prospectus"), and as to be set forth in one or more supplements to the Prospectus (each, a "Prospectus Supplement"). This opinion letter is rendered in connection with the sale and issuance of up to 751,174 shares (the "Shares") of common stock, $1.00 par value per share ("Common Stock"), of the Company in connection with a Prospectus Supplement dated
February 18, 1998. Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Registration Statement.

          In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

          1. The Registration Statement and the related form of prospectus included therein in the form in which it was transmitted to the Commission under the 1933 Act;

          2. The charter of the Company (the "Charter"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");



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February 20, 1998
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          3.	The Bylaws of the Company, certified as of a
recent date by its Secretary;

          4.	Resolutions adopted by the Board of Directors of
the Company (the "Board") relating to the sale, issuance and registration of the Shares, certified as of a recent date by the Secretary of the Company (the "Resolutions");

          5. 	The form of certificate representing a share of
Common Stock, certified as of a recent date by the Secretary of the Company;

          6.	A certificate of the SDAT as to the good standing
of the Company, dated as of a recent date;

          7.	A certificate executed by the Secretary of the
Company, dated as of a recent date; and

          8.	Such other documents and matters as we have deemed
necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

          In expressing the opinion set forth below, we have assumed, and so far as is known to us there are no facts inconsistent with, the following:

          1.	Each individual executing any of the Documents,
whether on behalf of such individual or another person, is legally competent to do so.

          2.	Each individual executing any of the Documents on
behalf of a party (other than the Company) is duly authorized to do so.

          3.	Each of the parties (other than the Company)
executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding.

          4.	All Documents submitted to us as originals are
authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All



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Realty Income Corporation
February 20, 1998
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signatures on all such Documents are genuine.  All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There has been no oral or written modification or amendment to any of the Documents, and there has been no waiver of any provision of the Documents, by action or omission of the parties or otherwise.

          5.	The Shares will not be transferred in violation of
any restriction or limitation contained in the Charter.

          The phrase "known to us" is limited to the actual knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services in connection with the issuance of this opinion.

          Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

          1.	The Company is a corporation duly incorporated and
existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

          2.	The Shares have been duly authorized and, when and
if delivered against payment therefor in accordance with the Resolutions and any other resolutions of the Board of Directors or a duly authorized committee of the Board of Directors authorizing their issuance, the Shares will be duly and validly issued, fully paid and nonassessable.

               The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any other law. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements. We express no opinion as to compliance with the securities (or "blue sky") laws of the State of Maryland.

          We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.



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Realty Income Corporation
February 20, 1998
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          This opinion is being furnished to you for submission
to the Commission as an exhibit to the 8-K filed with the Commission (the "8-K") and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any other person or entity without, in each instance, our prior written consent.

          We hereby consent to the filing of this opinion as an exhibit to the 8-K and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by
Section 7 of the 1933 Act.

                                      Very truly yours,











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